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                                                                    Exhibit 4.11

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of __________ ___, 2002, by and between Dwango North America, Inc., a Texas corporation (the "Company"), and HCFP/Brenner Securities, LLC ("Brenner"), RG Securities LLC ("RG" and together with Brenner, the "Agents"), and the investors listed on Schedule A hereto (the "Investors"). The Agents and the Investors shall be collectively referred to herein as the Rightsholders.

     WHEREAS, this Agreement has been entered into in connection with the Company's private offering (the "Offering") of shares of common stock, par value $.001 per share (the "Common Stock"), pursuant to a Confidential Term Sheet dated September 26, 2002;

     WHEREAS, to induce the Agents to act as the placement agents for the Offering, and for the Investors to invest in the Offering, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws;

     NOW, THEREFORE, it is agreed as follows:

     1.   Registerable Securities. The term "Registerable Securities" shall mean
(i) any of the shares of Common Stock sold in the Offering, (ii) the shares of Common Stock underlying the warrants issued to the Agents or their designees as compensation in connection with the Offering, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above. For the purposes of this Agreement, securities will cease to be Registerable Securities when (A) such Registerable Securities are distributed to the public pursuant to the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act, including, but not limited to, Rules 144 and 144A promulgated under the Securities Act, (B) such Registrable Securities are eligible for immediate resale pursuant to Rule 144(k) promulgated under the Securities Act, or (C) such Registerable Securities have been otherwise transferred and the Company, in accordance with applicable laws and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer and such Registrable Securities may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act.

     2.   Registration Rights.

          (a) If, at any time commencing after the closing of the Offering (the "Closing Date") and on or prior to seven years from the Closing Date, the Company proposes to file a registration statement (a "Registration Statement") under the Securities Act with respect to an offering by the Company or any selling stockholders of any of its equity securities (other than a registration statement on Form S-4 or Form S-8, or any successor form or a registration

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statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of the Company), then the Company shall in each case give written notice (the "Notice") of such proposed filing to the Rightsholders at least twenty (20) days before the anticipated filing date of such Registration Statement, which Notice shall offer the Rightsholders the opportunity to include in such Registration Statement such amount of Registrable Securities as they may request. Each of the Rightsholders electing to have his Registrable Securities registered pursuant to this Section 2(a) shall advise the Company of such election in writing within ten (10) days after the date of receipt of the Notice, specifying the amount of Registrable Securities for which registration is requested (the "Election"). The Company shall include in any such Registration Statement all Registrable Securities so requested to be included; provided that the Company has received the Election and subject to limitations set forth in Section 2(b) below; and, provided, further, nothing herein shall prevent the Company from, at any time before the effectiveness of such Registration Statement, abandoning or delaying any registration pursuant to this Section 2(a).

          (b) Notwithstanding the foregoing, if the underwriter(s) of any such offering of the Company shall be of the good faith opinion that the total amount or kind of securities held by the Rightsholders and any other persons or entities entitled to be included in such offering would adversely affect the success of such offering, then the amount of securities to be offered for the accounts of Rightsholders and the other selling securityholders included in the Registration Statement shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by the underwriter(s) thereof, whereupon the Company shall only be obligated to register such limited portion (which may be none) of the Registrable Securities with respect to which such Rightsholders have provided an Election. In no event shall the Company be required pursuant to this Section 2(b) to reduce the amount of securities proposed to be registered by it for its own account.

     3.   Registration Expenses.

          (a) Except as provided in Section 3(b), the Company shall pay all of the expenses incurred in connection with a registration (whether or not abandoned or delayed) under this Registration Rights Agreement, including, but not limited to, (i) all registration and filing fees, (ii) "Blue Sky" fees and expenses, (iii) all printing, duplicating, and delivery expenses, (iv) fees and disbursements of counsel for the Company and of independent certified public accountants of the Company, (v) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (vi) internal expenses of the Company (e.g. salaries and expenses of its officers and employees), and (vii) the expenses of any audit.

          (b) The Company shall not be required to pay underwriting discounts, selling commissions or transfer taxes attributable to the sale of the Registrable Securities.

     4.   Registration Obligations

          (a) Obligations of the Company. The Company will, in connection with any registration pursuant to Section 2 hereof:

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          (i)    Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities in accordance with the method or methods of distribution thereof as specified by the Rightsholder (except if otherwise directed by the Rightsholder); provided, however, that not less than three business days prior to the filing of such Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (A) furnish to the Rightsholder and its legal counsel, copies of all such documents proposed to be filed, and (B) at the request of the Rightsholder cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Rightsholder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall prepare and file with the Commission such post-effective amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for a period of 120 days following the date of its effectiveness; provided however, this provision shall not be applicable if the Registrable Securities are eligible for resale under Rule 144.

          (ii) Notify the Rightsholder and its legal counsel as promptly as possible (A) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (each, a "Proceeding") for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (D) of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall also use good faith efforts to keep the Agents informed as to the status of the Registration Statement and be responsive to inquiries by the Agents or their counsel.

          (iii) Furnish to the Rightsholder and its legal counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

          (iv) Promptly deliver to the Rightsholder and its legal counsel, without charge, as many copies of the Registration Statement, prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Rightsholder in connection with the offering and sale of the

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Registrable Securities covered by such prospectus and any amendment or supplement thereto.

          (v) Prior to any public offering of the Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Rightsholder and its legal counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the Rightsholder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the period when the Registration Statement is effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          (vi) Cooperate with the Rightsholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Rightsholder may request at least two business days prior to any sale of Registrable Securities.

          (vii) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on any securities exchange, quotation system or market (including Nasdaq), if any, on which similar securities issued by the Company are then listed.

          (viii) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security Rightsholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

          (b) Obligations of Rightsholders. In connection with any registration of Registerable Securities of a Rightsholder pursuant to Section 2 hereof:

          (i) The Company may require that each Rightsholder whose Registerable Securities are included in such Registration Statement timely furnish to the Company such information regarding the distribution of such Registerable Securities and such Rightsholder as the Company may from time to time reasonably request;

          (ii) Each Rightsholder, upon receipt of notice from the Company of the occurrence of any event that makes any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the

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prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, shall forthwith discontinue disposition of Registerable Securities pursuant to the Registration Statement covering such Registerable Securities until such Rightsholder is advised in writing by the Company that the use of the applicable prospectus may be resumed or until the Company delivers copies of supplemented or amended prospectuses.

     5. Participation in Underwritten Registration. No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder
(i) agrees to sell such Rightsholder's securities on the basis provided in any underwriting arrangements and to comply with Regulation M under the Securities Exchange Act of 1934, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Exchange Act") and (ii) completes and executes all customary questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements, lock-up agreements with respect to securities not being sold and such other customary documents reasonably required under the terms of such underwriting arrangement.

     6.   Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder and their respective officers, directors, advisors and agents and employees and each Person who controls (within the meaning of the Securities Act or the Exchange
Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such Rightsholder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Rightsholder or any indemnified party and shall survive the transfer of such securities by such Rightsholder.

          (b) Indemnification by the Rightsholder. Each selling Rightsholder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of

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or based upon any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission has been contained in any information furnished in writing by such selling Rightsholder to the Company specifically for inclusion in such Registration Statement. This indemnity shall be in addition to any liability such Rightsholder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Rightsholder hereunder be greater in amount than the dollar amount of the proceeds received by such Rightsholder under the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the

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claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm at any one time from all such indemnified party or parties.

     7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8. Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     11. Assignment. The right to include Registerable Securities in a Registration Statement pursuant to Section 2 may be assigned.

     12. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the Company and the Agents (on behalf of themselves and the investors). Any of the Agents (on behalf of themselves and the investors) or the Company may, by written notice to the others, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement or (iv) waive or modify performance of any of the obligations of the other. No action

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taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     13. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been given when personally delivered or sent by (i) registered or certified mail, return receipt requested, (ii) nationally recognized overnight courier service or (iii) facsimile transmission electronically confirmed addressed if to the Company, to Dwango North America, Inc., 222 Vanderpool Lane, Houston, Texas 77024, Attn:
Robert E. Huntley, Chief Executive Officer, with a copy to Gary T. Moomjian, Esq., Kaufman & Moomjian, LLC, 50 Charles Lindbergh Blvd., Suite 206, Mitchel Field, New York 11553; if to Brenner, to HCFP/Brenner Securities, LLC, 888 Seventh Avenue, New York, New York 10019, Attn: Steven D. Shaffer; if to RG, to RG Securities LLC, One Hollow Lane, Suite 208, Lake Success, New York 11040,
Attn: James Scibelli; if the an Investor, to the address set forth on Schedule A hereto, or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

     14. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     15. Further Assurances. Each party hereto covenants and agrees with all other parties hereto to promptly execute, deliver, file and/or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                             DWANGO NORTH AMERICA, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             HCFP/BRENNER SECURITIES, LLC


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             RG SECURITIES LLC


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                             Investor:


                                             -----------------------------------

                                             Investor:


                                             -----------------------------------

                                             Investor:


                                             -----------------------------------

                                             Investor:


                                             -----------------------------------

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                                   Schedule A

                                    Investors
                                    ---------

Name and Address
----------------